   As filed with the Securities and Exchange Commission on September 29, 2006
                                                           Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           --------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                         HEALTHCARE SERVICES GROUP, INC.
                         -------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

         Pennsylvania                                           23-201836
         ------------                                           ---------
(State or Other Jurisdiction of                              I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                               3220 Tillman Drive
                      Glenview Corporate Center, Suite 300
                          Bensalem, Pennsylvania 19020
                                 (215) 639-4274
                     ---------------------------------------
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                               Daniel P. McCartney
                      Chairman and Chief Executive Officer
                         Healthcare Services Group, Inc.
                               3220 Tillman Drive
                      Glenview Corporate Center, Suite 300
                          Bensalem, Pennsylvania 19020
                                 (215) 639-4274
                     ---------------------------------------
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent For Service)

                       -----------------------------------
                                   Copies to:
                           Victor M. Rosenzweig, Esq.
                          Kenneth A. Schlesinger, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                Park Avenue Tower
                               65 East 55th Street
                            New York, New York 10022
                                 (212) 451-2300
                    ----------------------------------------

         Approximate  date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

         If the only securities  being registered on this form are being offered pursuant to dividend or interest  reinvestment plans, please check the following
box. | |

         If any of the  securities  being  registered  on  this  form  are to be offered  on a  delayed  or  continuous  basis  pursuant  to Rule 415  under  the
Securities Act of 1933,  other than  securities  offered only in connection with
dividend or interest reinvestment plans, please check the following box. |X|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list  the  Securities  Act  registration  statement  number  of the  earlier
effective registration statement for the same offering. | |

         If this  form is a  post-effective  amendment  filed  pursuant  to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration
statement for the same offering. | |

         If  this  Form  is  a  registration   statement   pursuant  to  General
Instruction  I.D.  or a  post-effective  amendment  thereto  that  shall  become effective  upon filing  with the  Commission  pursuant to Rule 462(e)  under the
Securities Act, check the following box. | |

         If this form is a post-effective  amendment to a registration statement filed  pursuant  to  General  Instruction  I.D.  filed  to  register  additional securities or additional classes of securities pursuant to Rule 413(b) under the
Securities Act, check the following box. | |

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                          Proposed Maximum     Proposed Maximum
                                         Amount to be      Offering Price     Aggregate Offering    Amount of Registration
Title of Shares to be Registered         Registered(1)        Per Share             Price                    Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per           368,572          $24.46 (2)         $9,015,271.12              $964.63
share
--------------------------------------------------------------------------------------------------------------------------

    (1)  In the event of a stock split, stock dividend and similar  transactions involving the Registrant's Common Stock, $0.01 par value per share, the shares registered hereby shall  automatically be increased or decreased pursuant to Rule 416 of the Securities Act of 1933, as amended.

    (2)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act, based on the average of the high and low  prices  of the  Registrant's  Common  Stock on the
         Nasdaq Global Market on September 25, 2006.

         The Registrant hereby amends this  Registration  Statement on such date or dates as may be necessary to delay its  effective  date until the  Registrant shall file a further amendment which specifically  states that this Registration
Statement shall  thereafter  become effective in accordance with Section 8(a) of the  Securities  Act of 1933 or until the  Registration  Statement  shall become effective  on such  date  as the  Securities  and  Exchange  Commission,  acting pursuant to said Section 8(a), may determine.

The  information in this  prospectus is not complete and may be changed.  We may not sell  these  securities  until the  registration  statement  filed  with the
Securities and Exchange Commission is effective. This prospectus is not an offer to  sell  these  securities  and it is not  soliciting  an  offer  to buy  these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 2006

                                   PROSPECTUS

                         368,572 SHARES OF COMMON STOCK

                         HEALTHCARE SERVICES GROUP, INC.

         This  prospectus   relates  to  the  offer  and  sale  by  the  selling
stockholders  identified in this prospectus of up to an aggregate 368,572 shares of our common  stock.  We will not  receive  any  proceeds  from the sale of our common stock under this prospectus.

         The selling  stockholders  may sell the securities from time to time on any  stock  exchange  or  automated  interdealer  quotation  system on which the securities are listed, in the  over-the-counter  market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated.

         Our principal  executive offices are located at the 3220 Tillman Drive,
Glenview  Corporate  Center,  Suite  300,  Bensalem,   Pennsylvania  19020.  Our
telephone number is (215) 639-4274.

         Our common stock is listed on the Nasdaq Global Market under the symbol
"HCSG." The last  reported sale price for our common stock on September 28, 2006 was $25.38 per share.

--------------------------------------------------------------------------------

       THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS"
                              BEGINNING ON PAGE 2.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS
PROSPECTUS  IS TRUTHFUL OR  COMPLETE.  ANY  REPRESENTATION  TO THE CONTRARY IS A
CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

               The date of this prospectus is ________ ____, 2006.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

         You should rely only on the information contained in this prospectus or any  accompanying  supplemental  prospectus  and  the  information  specifically incorporated  by reference.  We have not  authorized  anyone to provide you with different  information  or make any additional  representations.  This is not an offer of these securities in any state or other  jurisdiction where the offer is not  permitted.  You should  not assume  that the  information  contained  in or incorporated by reference into this  prospectus or any prospectus  supplement is accurate  as of any  date  other  than  the  date on the  front  of each of such documents.

                                       ii

                               PROSPECTUS SUMMARY

         This summary represents a summary of all material terms of the offering and only highlights the more detailed  information  that appears  elsewhere,  or incorporated by reference, in this prospectus.  This summary may not contain all the  information  important  to  you as an  investor.  Accordingly,  you  should carefully read this entire  prospectus  before deciding whether to invest in our common stock.

         Unless the context otherwise requires, all references to "we," "us," or
"the Company" in this  prospectus  refer  collectively  to  Healthcare  Services
Group, Inc., a Pennsylvania corporation, and its subsidiaries.

                             SUMMARY OF THE COMPANY

         The Company is a Pennsylvania corporation, incorporated on November 22,
1976. We provide  housekeeping,  laundry,  linen,  facility maintenance and food services  to the health  care  industry,  including  nursing  homes,  retirement complexes,  rehabilitation  centers and hospitals located  throughout the United
States.  Based on the nature and  similarities  of the  services  provided,  our business operations consist of two business segments  (Housekeeping  segment and
Food segment).  We believe that we are the largest  provider of housekeeping and laundry services to the long-term care industry in the United States,  rendering such services to approximately  1,700 facilities in 45 states as of December 31,
2005.  Although we do not directly  participate in any government  reimbursement programs,  our clients'  reimbursements  are subject to  government  regulation.
Therefore,  they are directly  affected by any legislation  relating to Medicare and Medicaid reimbursement programs.

         We also have historically operated two wholly-owned subsidiaries,  HCSG
Supply, Inc. ("Supply") and Huntingdon  Holdings,  Inc.  ("Huntingdon").  Supply
purchases,  warehouses  and  distributes  essentially  all of the  supplies  and equipment used in providing our Housekeeping segment services.  Additionally, it warehouses  and  distributes a limited  number of supply items used in providing our Food segment services.  Huntingdon invests our cash and cash equivalents. As a result of our acquisition of Summit  Services  Group,  Inc. as described under
"Summary of the Offering"  below,  we now have a third  wholly-owned  subsidiary which  operates the  business of Summit  Services  Group,  Inc.  which  provides housekeeping,  laundry,  linen,  facility  maintenance  and food services to the
health  care   industry,   including   nursing  homes,   retirement   complexes,
rehabilitation centers and hospitals located throughout the United States.

         Our  principal  executive  offices are located at 3220  Tillman  Drive,
Glenview  Corporate  Center,  Suite  300,  Bensalem,   Pennsylvania  19020.  Our
telephone number at such location is (215) 639-4274.

                             SUMMARY OF THE OFFERING

         This prospectus relates to the offer and sale, from time to time, of up to 368,572 shares of our common stock by the selling  stockholders listed below.
The shares of common stock being  offered  under this  prospectus  were acquired from us by the  selling  stockholders  pursuant  to our  acquisition  of  Summit
Services Group, Inc.,  pursuant to an agreement and plan of merger,  executed on
September  18, 2006,  by and among us, HCSG,  Inc.,  HCSG  Merger,  LLC,  Summit
Services Group, Inc., Joseph S. Cuzzupoli,  John A. Bullock,  Lawrence G. Freni,
Wellfleet Capital Partners, Inc. and Navone Investments, LLC. In connection with the  closing,  we agreed to register  the resale of such  common  stock with the
Securities and Exchange Commission.

         Our registration of the resale of our common stock does not necessarily mean that all or any portion of such common  stock will be offered for resale by the selling stockholders.  We will not receive any proceeds from the sale of our common  stock  under this  prospectus.  We have  agreed to bear the  expenses of registering the shares under all federal and state securities laws.

                                  RISK FACTORS

         AN INVESTMENT IN OUR COMMON STOCK  INVOLVES A HIGH DEGREE OF RISK.  THE
RISK  FACTORS  LISTED  BELOW ARE THOSE THAT WE  CONSIDER  TO BE  MATERIAL  TO AN
INVESTMENT IN OUR COMMON STOCK AND THOSE WHICH, IF REALIZED, COULD HAVE MATERIAL
ADVERSE EFFECTS ON OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS AS
SPECIFICALLY  DISCUSSED  BELOW.  IF SUCH AN ADVERSE  EVENT  OCCURS , THE TRADING
PRICE OF OUR COMMON STOCK COULD DECLINE,  AND YOU COULD LOSE ALL OR PART OF YOUR
INVESTMENT.  BEFORE  YOU  INVEST IN OUR  COMMON  STOCK,  YOU  SHOULD BE AWARE OF
VARIOUS RISKS,  INCLUDING THOSE DESCRIBED BELOW.  YOU SHOULD CAREFULLY  CONSIDER
THESE RISK  FACTORS,  TOGETHER  WITH ALL OF THE OTHER  INFORMATION  INCLUDED  OR
INCORPORATED  BY  REFERENCE  IN THIS  PROSPECTUS,  BEFORE YOU DECIDE  WHETHER TO
PURCHASE  OUR  COMMON  STOCK.   THIS  SECTION  INCLUDES  OR  REFERS  TO  CERTAIN
FORWARD-LOOKING   STATEMENTS.  YOU  SHOULD  REFER  TO  THE  EXPLANATION  OF  THE
QUALIFICATIONS AND LIMITATIONS ON SUCH  FORWARD-LOOKING  STATEMENTS DISCUSSED ON
PAGE 5.

         WE HAVE ONE CLIENT, A NURSING HOME CHAIN,  WHICH DUE TO ITS SIGNIFICANT
CONTRIBUTION TO OUR TOTAL REVENUES, WE CONSIDER A MAJOR CLIENT.

         Our major client accounted for 19% of our total  consolidated  revenues for each of the six months  ended June 30, 2006 and the year ended  December 31,
2005 and accounted for 17% and 27% of our Housekeeping  segment and Food segment revenues,  respectively,  for the six months ended June 30, 2006 and for 18% and
27% of our Housekeeping segment and Food segment revenues, respectively, for the year ended December 31, 2005. At December 31, 2005, amounts due from such client represented  less  than  1% of our  accounts  receivable  balance.  This  client completed its previously  announced  merger on March 14, 2006. Our  relationship with the  successor  entity  remains  under  the same  terms and  conditions  as established prior to the merger. Although we expect to continue the relationship with this client's successor, there can be no assurance thereof, and the loss of such client would have a material adverse effect on the results of operations of our two operating segments.  In addition, if such client's successor changes its payment  terms,  it would  increase our accounts  receivable  balance and have a material adverse effect on our cash flows and cash equivalents.

         OUR CLIENTS ARE CONCENTRATED IN THE HEALTH CARE INDUSTRY.

         We provide our services  primarily to providers of long-term  care. The
Balance  Budget Act of 1997 changed  Medicare  policy in a number of ways,  most notably the phasing in, effective July 1, 1998 of a Medicare Prospective Payment
System for skilled nursing facilities which significantly changed the manner and the amounts of  reimbursement  they receive.  Many of our clients'  revenues are
highly  contingent  on  Medicare  and  Medicaid   reimbursement  funding  rates.
Therefore,  they have been and continue to be  adversely  affected by changes in applicable laws and  regulations,  as well as other trends in the long-term care industry.  This has  resulted  in certain of our clients  filing for  bankruptcy protection.  Others may follow. These factors, in addition to delays in payments from clients  have  resulted  in, and could  continue to result in,  significant additional  bad  debts  in the near  future.  In  addition,  the  prospects  for legislative  relief are  uncertain.  We are unable to predict or to estimate the ultimate impact of any further changes in reimbursement  programs  affecting our clients' future results of operations  and/or their impact on our cash flows and operations.

         WE HAVE A PAID LOSS RETROSPECTIVE  INSURANCE PLAN FOR GENERAL LIABILITY
AND WORKERS' COMPENSATION INSURANCE.

         Under  our   insurance   plans  for  general   liability  and  workers'
compensation,  predetermined loss limits are arranged with our insurance company to limit both our per occurrence cash outlay and annual  insurance plan cost. We regularly evaluate our claims pay-out experience, present value factor and other factors  related to the nature of  specific  claims in arriving at the basis for our accrued  insurance  claims  estimate.  Our evaluation is based  primarily on current  information  derived from reviewing our claims  experience and industry trends. In the event that our claims experience and/or industry trends result in an  unfavorable  change,  it would  have an  adverse  effect on our  results  of operations and financial condition.

         WE PROVIDE  SERVICES  IN 45 STATES AND ARE  SUBJECT TO  NUMEROUS  LOCAL
TAXING JURISDICTIONS WITHIN THOSE STATES.

         The  taxability  of our services is subject to various  interpretations within the taxing  jurisdictions of our markets.  Consequently,  in the ordinary course of business,  a  jurisdiction  may contest our reporting  positions  with respect to the  application  of its tax code to our services.  A  jurisdiction's conflicting  position  on  the  taxability  of  our  services  could  result  in additional tax liabilities which we may not be able to pass on to our clients or could negatively impact our competitive position in the respective location.

         WE PRIMARILY  PROVIDE OUR SERVICES  PURSUANT TO AGREEMENTS WHICH HAVE A
ONE YEAR TERM,  CANCELABLE  BY EITHER PARTY UPON 30 TO 90 DAYS' NOTICE AFTER THE
INITIAL 90-DAY SERVICE AGREEMENT PERIOD.

         We do not enter into long-term contractual  agreements with our clients for the rendering or our services. Consequently, our clients have the ability to unilaterally  decrease  the  amount of  services  we provide  or  terminate  all services  pursuant to the terms of our service  agreements.  Any loss of clients during  the  first  year of  providing  services,  for  which  we have  incurred significant  start-up costs or invested in an equipment  installation,  could in the aggregate materially adversely affect our consolidated results of operations and financial position.

         WE ARE DEPENDENT ON THE MANAGEMENT EXPERIENCE OF OUR KEY PERSONNEL.

         We manage and  provide  our  services  through a network of  management personnel, from the on-site facility manager up to the executive officers of the company.  Therefore,  we believe  that our  ability to recruit  and  sustain the internal  development of managerial  personnel is an important  factor impacting future  operating  results and our  ability to  successfully  execute  projected growth strategies.  Our professional  management personnel are the key personnel in maintaining and selling additional  services to current clients and obtaining new clients.

         WE MAY BE UNABLE TO  SUCCESSFULLY  INTEGRATE  THE  OPERATIONS OF SUMMIT
SERVICES GROUP, INC. WITH OUR
OPERATIONS.

         We acquired Summit Services  Group,  Inc.  pursuant to an agreement and plan of merger dated September 18, 2006. Integration of the operations of Summit
Services Group, Inc. with our operations  involve,  among others,  the following risks:

         o        substantial   retention  of  Summit  Services  Group,   Inc.'s
                  existing clients;

         o        unanticipated   or   excessive   diversion   of   management's
                  resources;

         o        integration of new operations and personnel; and

         o        failure to achieve expected financial results.

         Because of these and other risks,  our  acquisition of Summit  Services
Group,  Inc.  could have a material  adverse  effect on our business,  financial condition and results of operations.  If we are unable to  successfully  address any of these risks, our overall business could be harmed.

         WE MAY IN GENERAL  BE  ADVERSELY  AFFECTED  BY  INFLATIONARY  OR MARKET
FLUCTUATIONS  IN THE COST OF PRODUCTS  CONSUMED IN PROVIDING OUR SERVICES OR OUR
COST OF LABOR.

         The prices we pay for the principal  items we consume in performing our services are dependent primarily on current market price. Additionally, our cost of labor may be influenced by  unanticipated  factors in certain market areas or increases  in  collective  bargaining  agreements  of our  clients,  to which we assent.  Although  we endeavor to pass on, as price  increases,  such  increased costs,  any  inability  or delay in passing  on such  increases  in costs  could negatively impact our profitability.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration  statement on Form S-3 with the Securities and Exchange  Commission  for the resale of the common stock being offered under this prospectus.  This prospectus does not contain all the information set forth in the registration  statement.  You should refer to the registration  statement and its exhibits for additional information. Whenever we make references in this prospectus  to  any  of  our  contracts,  agreements  or  other  documents,  the references  are not  necessarily  complete  and you should refer to the exhibits attached to the  registration  statement for the copies of the actual  contract, agreement or other document.

         You should rely only on the information and representations provided or incorporated by reference in this prospectus or any related supplement.  We have not  authorized  anyone  else to provide  you with  different  information.  The selling  stockholders  will not make an offer to sell these  shares in any state where the offer is not permitted.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each such document.

         The  Securities and Exchange  Commission  maintains an Internet site at
http://www.sec.gov,  which contains reports,  proxy and information  statements, and other  information  regarding us. You may also read and copy any document we file with the Securities and Exchange  Commission at its Public  Reference Room,
100 F Street,  N.E.,  Washington,  D.C.  20549.  Please call the  Securities and
Exchange  Commission at 1-800-SEC-0330 for further  information on the operation of the Public Reference Room.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This  prospectus and the documents  incorporated by reference into this prospectus contain forward-looking  statements within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section 21E of the  Securities
Exchange Act of 1934, as amended,  that are not historical  facts but rather are based on current expectations,  estimates and projections about our business and industry, our beliefs and assumptions. Words such as "believes",  "anticipates",
"plans",  "expects",  "intends",  "will",  "goal",  and similar  expressions are
intended   to   identify   forward-looking    statements.   The   inclusion   of
forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update
or  revise  any  forward-looking   statements,   whether  as  a  result  of  new
information,  future events or otherwise.  Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care  industry,  primarily  providers of long-term  care;  credit and collection  risks  associated  with this  industry;  one client  accounting  for approximately  19% of 2006 six month period  revenues (the client  completed its previously  announced  merger  on March 14,  2006);  risks  associated  with our acquisition of Summit  Services Group,  Inc.,  including  integration  risks and costs, or such business not achieving expected financial results or synergies or failure to otherwise  perform as  expected;  our claims'  experience  related to workers'  compensation and general liability  insurance;  the effects of changes in, or interpretations of laws and regulations governing the industry, including state and local  regulations  pertaining to the taxability of our services;  and risk factors  described in our Form 10-K filed with the  Securities and Exchange
Commission  for the  year  ended  December  31,  2005 in  Part I  thereof  under
"Government    Regulation    of    Clients",    "Competition"    and    "Service
Agreements/Collections"  and "Risk Factors".  Many of our clients'  revenues are highly contingent on Medicare and Medicaid  reimbursement  funding rates,  which have been and  continue  to be  adversely  affected  by the  change in  Medicare payments created by the Medicare  Prospective Payment System enacted pursuant to the Balanced Budget Act of 1997.

         That change,  and the lack of  substantive  reimbursement  funding rate reform legislation,  as well as other trends in the long-term care industry have resulted in certain of our clients filing for bankruptcy protection.  Others may follow.  Any decisions by the  government  to  discontinue  or adversely  modify legislation related to reimbursement  funding rates will have a material adverse affect on our clients.  These  factors,  in addition to delays in payments  from clients, have resulted in and could continue to result in significant additional bad debts in the  future.  Additionally,  our  operating  results  would also be adversely  affected  if  unexpected  increases  in the  costs of labor and labor related costs, materials, supplies and equipment used in performing our services could not be passed on to clients.

         In addition,  we believe that to improve our financial  performance  we must  continue  to obtain  service  agreements  with new  clients,  provide  new services to existing clients,  achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels.  Furthermore,  we believe that our ability to sustain the internal  development of managerial personnel is an important factor impacting future operating results and successfully  executing  projected growth strategies.

                           INCORPORATION BY REFERENCE

         The Securities and Exchange  Commission  allows us to  "incorporate  by reference" the  information we file with them,  which means that we can disclose important information to you by referring to those documents. The information we incorporate  by  reference is  considered  to be a part of this  prospectus  and information that we file later with the Securities and Exchange  Commission will automatically  update and replace this information.  We incorporate by reference the documents  listed below and any future  filings we make with the  Securities and  Exchange  Commission  under  Sections  13(a),  13(c),  14 or  15(d)  of the
Securities  Exchange Act of 1934,  as amended prior to the  termination  of this offering:

(1)    Our Quarterly  Report on Form 10-Q for the fiscal  quarter ended June 30,
       2006;

(2)    Our Quarterly  Report on Form 10-Q for the fiscal quarter ended March 31,
       2006;

(3)    Our Annual  Report on Form 10-K for the fiscal  year ended  December  31,
       2005;

(4)    Our Current Report on Form 8-K filed on September 21, 2006;

(5)    Our Current Report on Form 8-K filed on July 19, 2006;

(6)    Our Current Report on Form 8-K filed on April 19, 2006;

(7)    Our Current Report on Form 8-K filed on February 15, 2006;

(8)    Our Current Report on Form 8-K filed on January 25, 2006;

(9)    The  description  of our  common  stock  contained  in  our  registration statement on Form 8-A filed on April 30, 1984,  including any  amendments or reports filed for the purpose of updating such descriptions.

         You may request a copy of these filings (excluding the exhibits to such filings  which  we have  not  specifically  incorporated  by  reference  in such filings) at no cost, by writing or telephoning us at:

                         Healthcare Services Group, Inc.
                          Richard W. Hudson, Secretary
                               3220 Tillman Drive
                      Glenview Corporate Center, Suite 300
                          Bensalem, Pennsylvania 19020
                                 (215) 639-4274

                                 USE OF PROCEEDS

         The selling stockholders will receive all the proceeds from the sale of our common  stock under this  prospectus.  Accordingly,  we will not receive any part of the proceeds from the sale of our common stock under this prospectus.

                              SELLING STOCKHOLDERS

         The  following  table  sets  forth  the  name of  each  of the  selling stockholders,  the number of shares  beneficially  owned by each of the  selling stockholders, the number of shares that may be offered under this prospectus and the number of shares of common  stock owned by each of the selling  stockholders after the offering is completed.  None of the selling  stockholders  has been an officer, director or had any material relationship with us within the past three years.

         Beneficial  ownership is determined in accordance with the rules of the
Securities and Exchange  Commission and generally  includes voting or investment power with respect to securities.

                                                                   Number of
                                                                    Common
                              Number of                        Shares/Percentage
                               Common          Number of        of Class to Be
                            Shares Owned        Common           Owned After
                            Prior to the       Shares to        Completion of
Name                          Offering         be Offered        the Offering
----                          --------         ----------        ------------
Joseph S. Cuzzupoli            135,110           135,110            0/0.0%
John A. Bullock                110,545           110,545            0/0.0%
Lawrence G. Freni               15,000            15,000            0/0.0%
Wellfleet Capital Partners,
  Inc. (1)                       9,354             9,354            0/0.0%
Navone Investments, LLC (2)     98,563            98,563            0/0.0%
TOTAL:                         368,572           368,572

(1)      P.H. Benjamin Chang, an officer of Wellfleet Capital Partners,
         Inc., has voting and dispositive  power over the shares of common stock held by Wellfleet Capital Partners.

(2)      S. Keith Pritchard, a member of Navone Investments, LLC, has voting and dispositive  power  over the  shares  of  common  stock  held by Navone
         Investments, LLC

         Our  registration  of the shares  included in this  prospectus does not necessarily mean that each of the selling  stockholders  will opt to sell any of the shares offered  hereby.  The shares  covered by this  prospectus may be sold from time to time by the selling stockholders so long as this prospectus remains in effect.

         Each of the selling  stockholders  acquired  shares of our common stock pursuant to our acquisition of Summit Services Group,  Inc., and, at the time of their  receipt of our common  stock,  none of the selling  stockholders  had any
agreements  or  understandings   directly  or  indirectly  with  any  person  to
distribute our common stock.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their pledgees,  donees,  assignees and  successors-in-interest  may,  from  time to time,  sell any or all of their shares of common  stock on any stock  exchange,  market or trading  facility  on which the shares are traded or in private  transactions.  These  sales may be at fixed or negotiated  prices.  Subject to  compliance  with  applicable  law, the selling  stockholders  may use any one or  more of the  following  methods  when selling shares:

o        ordinary   brokerage   transactions   and  transactions  in  which  the
         broker-dealer solicits purchasers;

o        block trades in which the broker-dealer will attempt to sell the shares as  agent  but may  position  and  resell  a  portion  of the  block as principal to facilitate the transaction;

o        purchases  by  a   broker-dealer   as  principal   and  resale  by  the
         broker-dealer for its account;

o        an exchange distribution in accordance with the rules of the applicable exchange;

o        privately negotiated transactions;

o        short sales;

o        broker-dealers  may  agree  with  the  selling  stockholders  to sell a specified number of such shares at a stipulated price per share;

o        a combination of any such methods of sale; and

o        any other method permitted pursuant to applicable law.

         The selling  stockholders may also sell shares under Rule 144 under the
Securities Act of 1933, if available, rather than under this prospectus.

         Broker-dealers  engaged by the  selling  stockholders  may  arrange for other  brokers-dealers  to  participate  in sales.  Broker-dealers  may  receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares,  from the purchaser) in amounts to be negotiated.  The  selling  stockholders  do not  expect  these  commissions  and discounts to exceed what is customary in the types of transactions involved.

         The  selling  stockholders  may  from  time to time  pledge  or grant a security  interest  in some or all of the  shares  owned  by them  and,  if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell  shares of common  stock from time to time under this prospectus,  or under an amendment to this  prospectus  under Rule  424(b)(3) or other  applicable  provision of the  Securities Act of 1933 amending the list of selling  stockholders to include the pledgee,  transferee or other successors in interest as selling stockholders under this prospectus.

         Upon our being  notified in writing by a selling  stockholder  that any material  arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering,  exchange  distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus  will be  filed,  if  required,  pursuant  to Rule  424(b)  under the
Securities Act of 1933, disclosing (i) the name of each such selling stockholder and of the participating  broker-dealer(s),  (ii) the number of shares involved,
(iii)  the  price at which  such  shares of common  stock  were  sold,  (iv) the commissions paid or discounts or concessions  allowed to such  broker-dealer(s),
where  applicable,   (v)  that  such   broker-dealer(s)   did  not  conduct  any
investigation  to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

         The selling  stockholders  also may transfer the shares of common stock in  other  circumstances,  in  which  case the  transferees,  pledgees  or other successors  in interest  will be the selling  beneficial  owners for purposes of this prospectus.

         The  selling  stockholders  and any  broker-dealers  or agents that are involved  in selling  the shares may be deemed to be  "underwriters"  within the meaning of the  Securities  Act of 1933 in connection  with such sales.  In such event, any commissions  received by such broker-dealers or agents and any profit on the resale of the shares  purchased by them may be deemed to be  underwriting commissions  or  discounts  under  the  Securities  Act of  1933.  Each  selling stockholder has represented and warranted to us that he or she does not have any
agreement  or  understanding,   directly  or  indirectly,  with  any  person  to
distribute the common stock.

         We  are  required  to  pay  all  fees  and  expenses  incident  to  the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims,  damages and liabilities,  including liabilities under the Securities Act of 1933.

                                  LEGAL MATTERS

         Certain  legal  matters in  connection  with the issuance of the Shares offered  hereby have been passed upon for the Company by Olshan  Grundman  Frome
Rosenzweig & Wolosky LLP, 65 East 55th Street, New York, New York 10022.  Robert
L. Frome,  a member of Olshan  Grundman  Frome  Rosenzweig  & Wolosky  LLP, is a
director of the registrant and beneficially  owns 6,750 shares and holds options to purchase  53,501  shares of Common Stock of the Company.  Another  partner of such Firm owns  14,011  shares and holds  options to purchase  12,475  shares of
Common Stock of the Company. The shares underlying the options held by Mr. Frome and the other partner of such Firm were previously registered.

                                     EXPERTS

         The financial  statements as of December 31, 2005 and 2004 and for each of the  years in the  three  year  period  ended  December  31,  2005 as well as management's  assessment of the effectiveness of internal control over financial reporting as of December 31, 2005,  incorporated  in this  prospectus and in the registration  statements  by  reference  to the  Annual  Report  on Form 10-K of
Healthcare  Services Group, Inc. for the year ended December 31, 2005, have been audited by Grant Thornton LLP, an independent registered public accounting firm, as stated  in their  reports  with  respect  thereto,  and are  incorporated  by reference herein in reliance upon the authority of Grant Thornton LLP as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various  expenses which will be paid by the Company in connection  with the  securities  being  registered.  With the exception  of the  Securities  and  Exchange  Commission  registration  fee, all amounts shown are estimates.

SEC registration fee..............................................   $    964.63
Legal fees and expenses...........................................   $ 25,000.00
Accounting Fees and Expenses......................................   $ 25,000.00
Miscellaneous.....................................................   $  1,035.37
                                                                   -------------
         Total....................................................   $ 52,000.00

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections  1741  through  1750  of  Subchapter  C of  Chapter  17 of the
Pennsylvania  Business Corporation Law (the "BCL") contain,  among other things, provisions for mandatory and  discretionary  indemnification  of a corporation's directors, officers and other personnel.

         Under  Section  1741,  unless  otherwise  limited  by  its  by-laws,  a corporation  has the power to indemnify  directors  and officers  under  certain
prescribed   circumstances   against  expenses   (including   attorney's  fees),
judgments, fines and amounts paid in settlement actually and reasonably incurred in connection  with a  threatened,  pending or completed  action or  proceeding, whether civil, criminal,  administrative or investigative,  to which any of them is a  party  or  threatened  to be  made  a  party  by  reason  of his  being  a representative, director or officer of the corporation or serving at the request of the  corporation as a  representative  of another  corporation,  partnership, joint  venture,  trust or other  enterprise,  if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding,  had no reasonable cause to believe his  conduct was  unlawful.  The  termination  of any action or proceeding by judgment,  order,  settlement or conviction or upon a plea of nolo contendere or its  equivalent  does not of itself create a presumption  that the person did not act in good faith and in a manner that he reasonably  believed to be in, or not  opposed  to, the best  interests  of the  corporation  and,  with respect to any criminal  proceeding,  had  reasonable  cause to believe that his conduct was unlawful.

         Section 1742  provides for  indemnification  with respect to derivative actions similar to that provided by Section 1741.  However,  indemnification  is not provided under Section 1742 with respect to any claim, issue or matter as to which a director  or officer has been  adjudged to be liable to the  corporation unless and only to the  extent  that the court of common  pleas of the  judicial district  embracing the county in which the registered office of the corporation is  located  or the  court in which  the  action  was  brought  determines  upon application  that,  despite the  adjudication of liability but in view of all of the  circumstances  of the case, a director or officer is fairly and  reasonably entitled to indemnity for the expenses that the court deems proper.

                                      II-1

         Section  1743  provides  that   indemnification   against  expenses  is
mandatory to the extent that the director or officer has been  successful on the merits or otherwise in defense of any such action or  proceeding  referred to in
Section 1741 or 1742.

         Section   1744   provides   that  unless   ordered  by  a  court,   any
indemnification  under Section 1741 or 1742 shall be made by the  corporation as authorized in the specific case upon a  determination  that  indemnification  of directors  and  officers  is proper  because  the  director  or officer  met the applicable standard of conduct, and such determination will be made by the Board of  Directors  by a majority  vote of a quorum of  directors  not parties to the action or  proceeding;  if a quorum is not  obtainable  or if  obtainable  and a majority of disinterested directors so directs, by independent legal counsel; or
by the shareholders.

         Section 1745 provides  that expenses  incurred by a director or officer in defending any action or proceeding  referred to in the Subchapter may be paid by the  corporation  in  advance  of the  final  disposition  of such  action or proceeding  upon receipt of an  undertaking  by or on behalf of such director or officer to repay such amount if it shall  ultimately  be  determined  by a court
having   jurisdiction  that  he  is  not  entitled  to  be  indemnified  by  the corporation.

         Section 1746 provides  generally  that except in any case where the act or failure to act giving rise to the claim for  indemnification is determined by
a  court  to  have  constituted   willful   misconduct  or   recklessness,   the
indemnification and advancement of expenses provided by the Subchapter shall not be deemed  exclusive of any other rights to which a director or officer  seeking indemnification  or  advancement  of expenses  may be entitled  under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official  capacity and as to action in another  capacity  while holding that office.

         Section  1747  also  grants a  corporation  the power to  purchase  and maintain  insurance on behalf of any director or officer  against any  liability incurred  by him in his  capacity  as  officer or  director,  whether or not the corporation  would have the power to indemnify him against the  liability  under this Subchapter of the BCL.

         Sections 1748 and 1749 apply the  indemnification  and  advancement  of expenses  provisions  contained  in the  Subchapter  to  successor  corporations
resulting  from   consolidation,   merger  or  division  and  to  service  as  a
representative of a corporation or an employee benefit plan.

         The foregoing  provisions  substantially  overlap the provisions of the
Pennsylvania  Directors'  Liability  Act, 42 Pa. C.S. ss.  8365,  which are also applicable to the Company.

         Article XI of the Company's By-laws provides, in part, that the Company shall  indemnify its  directors,  officers,  employees and agents to the fullest extent permitted by the BCL.

         Article XII of the Company's By-laws provides, in part, that:

                  "A Director  shall not be liable for monetary  damages as such for any action  taken,  or any failure to take action,  unless (1): the director  has  breached  or failed to perform  the duties of his office under Section 8363 of the  Pennsylvania  Consolidated  Statutes and the
         breach  or  failure  to  perform  constitutes   self-dealing,   willful
         misconduct  or  recklessness;  provided,  however,  that the  foregoing provision shall not relieve a director of  responsibility  or liability of a director  pursuant to any  criminal  statute or for the payment of taxes pursuant to local, state or Federal law."

                                      II-2

         The Company has purchased director and officer liability  insurance for its directors and officers.

ITEM 16. EXHIBITS.

Exhibit No.   Description

    5.1*      Opinion of Olshan  Grundman  Frome Rosenzweig  & Wolosky LLP
              with respect to legality of the Common Stock.

   23.1*      Consent of Grant  Thornton LLP, an independent  registered  public accounting firm.

   23.2*      Consent  of  Olshan  Grundman  Frome  Rosenzweig  &  Wolosky  LLP,
              included in Exhibit No. 5.1.

   24.1*      Power  of  Attorney,  included  on  the  signature  page  to  this
              Registration Statement.

------------
*      Filed herewith.

ITEM 17. UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file,  during any  period in which  offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by Section
10(a)(3) of the Securities Act of
1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date
of the  registration  statement  (or the most  recent  post-effective  amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing,  any  increase or decrease  in volume of  securities  offered (if the total  dollar  value of  securities  offered  would not  exceed  that  which was registered) and any deviation from the low or high end of the estimated  maximum offering  range  may be  reflected  in the  form of  prospectus  filed  with the
Commission  pursuant to Rule 424(b) if, in the aggregate,  the changes in volume and price  represent no more than 20% change in the maximum  aggregate  offering price set forth in the "Calculation of Registration  Fee" table in the effective registration statement;

                           (iii)  To  include  any  material   information  with
respect to the plan of distribution not previously disclosed in the registration statement  or any  material  change  to  such  information  in the  registration statement;

                                      II-3

PROVIDED,  HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a  post-effective  amendment by those  paragraphs  is contained in periodic  reports filed with or furnished to the  Commission by the registrant  pursuant to Section 13 or 15(d) of the  Securities  Exchange  Act of
1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining  any liability  under the Securities Act of 1933, each such  post-effective  amendment shall be deemed to be a new registration  statement  relating to the securities offered therein, and the  offering  of such  securities  at that  time  shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from  registration by means of a  post-effective amendment  any of the  securities  being  registered  which remain unsold at the termination of the offering.

                  (4) That, for the purpose of determining  liability  under the
Securities Act of 1933 to any purchaser:

                           If the registrant is relying on Rule 430B:

                                    (a) Each prospectus  filed by the registrant
                           pursuant to Rule 424(b)(3) shall be deemed to be part
                           of the  registration  statement  as of the  date  the
                           filed  prospectus  was deemed part of and included in
                           the registration statement; and

                                    (b)  Each  prospectus  required  to be filed
                           pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part
                           of a registration  statement in reliance on Rule 430B
                           relating  to  an  offering   made  pursuant  to  Rule
                           415(a)(1)(i),  (vii),  or  (x)  for  the  purpose  of
                           providing the  information  required by section 10(a)
                           of the  Securities  Act of 1933 shall be deemed to be
                           part of and included in the registration statement as
                           of the earlier of the date such form of prospectus is
                           first  used  after  effectiveness  or the date of the
                           first  contract of sale of securities in the offering
                           described  in the  prospectus.  As  provided  in Rule
                           430B,  for  liability  purposes of the issuer and any
                           person that is at that date an underwriter, such date
                           shall be  deemed  to be a new  effective  date of the
                           registration  statement relating to the securities in
                           the  registration  statement to which that prospectus
                           relates,  and the offering of such securities at that
                           time  shall be  deemed  to be the  initial  bona fide
                           offering   thereof.   Provided,   however,   that  no
                           statement  made  in  a   registration   statement  or
                           prospectus that is part of the registration statement
                           or  made  in  a  document   incorporated   or  deemed
                           incorporated  by  reference  into  the   registration
                           statement   or   prospectus   that  is  part  of  the
                           registration statement will, as to a purchaser with a
                           time of  contract  of sale  prior  to such  effective
                           date, supersede or modify any statement that was made
                           in the registration  statement or prospectus that was
                           part  of the  registration  statement  or made in any
                           such  document  immediately  prior to such  effective
                           date; or

                                      II-4

                  (5) That,  for the  purpose of  determining  liability  of the registrant  under the  Securities  Act of 1933 to any  purchaser  in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary  offering of securities of the undersigned  registrant  pursuant to this registration  statement,  regardless of the underwriting method used to sell the securities  to the  purchaser,  if the  securities  are  offered or sold to such purchaser  by  means of any of the  following  communications,  the  undersigned registration  will be a seller to the  purchaser and will be considered to offer or sell such securities to such purchaser:

                           (i) Any  preliminary  prospectus or prospectus of the
                  undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                           (ii)  Any free  writing  prospectus  relating  to the
                  offering   prepared  by  or  on  behalf  of  the   undersigned
                  registrant   or  used  or  referred  to  by  the   undersigned
                  registrant;

                           (iii)  The   portion  of  any  other   free   writing
                  prospectus   relating  to  the  offering  containing  material
                  information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                           (iv) Any other  communication that is an offer in the
                  offering made by the undersigned registrant to the purchaser.

         (b) The undersigned  registrant hereby undertakes that, for purposes of determining  any liability  under the Securities Act of 1933, each filing of the registrant's  annual report pursuant to Section 13(a) or 15(d) of the Securities
Exchange Act of 1934 (and, where applicable,  each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the  registration  statement shall be deemed to be a new  registration  statement  relating to the securities  offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)  Insofar  as  indemnification  for  liabilities  arising  under the
Securities Act of 1933 may be permitted to directors,  officers and  controlling persons of the registrant  pursuant to the foregoing  provisions,  or otherwise, the  registrant  has been  advised  that in the  opinion of the  Securities  and
Exchange  Commission such  indemnification is against public policy as expressed in the Act and is,  therefore,  unenforceable.  In the  event  that a claim  for indemnification  against  such  liabilities  (other  than  the  payment  by  the registrant of expenses  incurred or paid by a director,  officer or  controlling person of the  registrant  in the  successful  defense  of any  action,  suit or proceeding)  is  asserted by such  director,  officer or  controlling  person in connection with the securities being registered,  the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-5

         (d) The undersigned registrant hereby undertakes that:

                  (1) For  purposes  of  determining  any  liability  under  the
Securities  Act of 1933,  the  information  omitted from the form of  prospectus filed as part of this  registration  statement  in  reliance  upon Rule 430A and contained  in a form of  prospectus  filed by the  registrant  pursuant  to Rule
424(b) (1) or (4) or 497(h) under the  Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of  determining  any  liability  under the
Securities Act of 1933,  each  post-effective  amendment that contains a form of prospectus  shall be deemed to be a new registration  statement  relating to the securities  offered  therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      II-6

                                   SIGNATURES

Pursuant to the  requirements  of the  Securities  Act of 1933, as amended,  the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in the Township of Bensalem,  Commonwealth of Pennsylvania,  on this
29th day of September, 2006.

                                    HEALTHCARE SERVICES GROUP, INC.
                                    (Registrant)

                                    /s/ Daniel P. McCartney
                                    --------------------------------------------
                                    Daniel P. McCartney, Chief Executive Officer
                                    and Chairman

                                POWER OF ATTORNEY

Pursuant to the  requirements  of the Securities  Act of 1933, as amended,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities  and on the date  indicated.  Each of the  undersigned  officers  and directors of Healthcare  Services Group,  Inc.  hereby  constitutes and appoints
Daniel  P.  McCartney,  Thomas A Cook and  Richard  W.  Hudson  and each of them singly,  as true and  lawful  attorneys-in-fact  and  agents  with full power of substitution and resubstitution,  for him in his name in any and all capacities, to sign any and all  amendments  (including  post-effective  amendments) to this
Registration  Statement  and to file the same,  with all exhibits  thereto,  and other  documents  in  connection  therewith,  with the  Securities  and Exchange
Commission and to prepare any and all exhibits  thereto,  and other documents in connection  therewith,  and to make any applicable  state securities law or blue sky filings,  granting unto said  attorneys-in-fact  and agents,  full power and authority to do and perform each and every act and thing  requisite or necessary to be done to  enable  Healthcare  Services  Group,  Inc.  to  comply  with  the provisions of the Securities Act of 1933, as amended,  and all  requirements  of the Securities and Exchange Commission,  as fully to all intents and purposes as he might or could do in person,  hereby  ratifying and  confirming all that said attorneys-in-fact  and agents, or their substitute or substitutes,  may lawfully do or cause to be done by virtue hereof.

         Signature                               Title                                       Date
         ---------                               -----                                       ----

/s/ Daniel P. McCartney
---------------------------
Daniel P. McCartney                Chief Executive Officer and Chairman                September 29, 2006

/s/ Thomas A. Cook
---------------------------
Thomas A. Cook                     Director, President and Chief Operating Officer     September 29, 2006

/s/ Barton D. Weisman
---------------------------
Barton D. Weisman                  Director                                            September 29, 2006

                                      II-7

/s/ Robert L. Frome
---------------------------
Robert L. Frome                    Director                                            September 29, 2006

/s/ John M. Briggs
---------------------------
John M. Briggs                     Director                                            September 29, 2006

/s/ Robert J. Moss
---------------------------
Robert J. Moss                     Director                                            September 29, 2006

/s/ Joseph F. McCartney
---------------------------
Joseph F. McCartney                Director and Divisional Vice President              September 29, 2006

/s/ James L. DiStefano
---------------------------
James L. DiStefano                 Chief Financial Officer and Treasurer               September 29, 2006

/s/ Richard W. Hudson
---------------------------
Richard W. Hudson                  Vice President - Finance
                                   and Secretary (Principal Accounting Officer)        September 29, 2006

                                      II-8